As filed with the Securities and Exchange Commission on July 16, 2013

Registration No. 333-172922

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SHENGKAI INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	11-3737500 (I.R.S. Employer Identification No.)

No. 106 Zhonghuan South Road
Airport Industrial Park
Tianjin, People’s Republic of China 300308
Telephone: (86) 22-5883-8509
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Wang Chen
Chief Executive Officer
No. 106 Zhonghuan South Road
Airport Industrial Park
Tianjin, People’s Republic of China 300308
Telephone: (86) 22-5883-8509
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [x]

DEREGISTRATION OF UNSOLD SECURITIES

Shengkai Innovations, Inc., a Florida corporation (the “Company”) is filing this post-effective amendment to deregister all the shares of the Company’s common stock under the Company’s 2011 Incentive Stock Plan that were previously registered under the Registration Statement on Form S-8 filed on March 18, 2011 (Registration No. 333-172922) and have not been sold as of the date of the filing hereof.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tianjin, People’s Republic of China, on July 16, 2013.

SHENGKAI INNOVATIONS, INC.

By:	/s/ Wang Chen
Wang Chen
Chief Executive Officer and Chairman

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities on July 16, 2013.

Signature	Title

/s/ Wang Chen	Chief Executive Officer and Chairman
Wang Chen	(Principal Executive Officer)

/s/ Linbin Zhang	Interim Chief Financial Officer
Linbin Zhang	(Principal Financial and Accounting Officer)

/s/ Jia Lin	Director
Jia Lin

/s/ Jun Leng	Director
Jun Leng

/s/ Ruizhu Mu	Director
Ruizhu Mu